As filed with the Securities and Exchange Commission on January 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ethos Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3181024
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

90 New Montgomery Street, Suite 1500

San Francisco, CA 94105

(415) 915-0665

(Address of principal executive offices, including zip code)

Ethos Technologies Inc. 2016 Equity Incentive Plan

(Full titles of the plans)

Peter Colis

Chief Executive Officer

Ethos Technologies Inc.

90 New Montgomery Street, Suite 1500

San Francisco, CA 94105

(415) 915-0665

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew Bartus Jon C. Avina Jean Park Milson C. Yu Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Porter Nolan General Counsel Ethos Technologies Inc. 90 New Montgomery Street, Suite 1500 San Francisco, CA 94105 (415) 915-0665

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of some or all of those shares of Class A common stock (the “Shares”) of Ethos Technologies Inc., a Delaware corporation (“us”, “we” or the “Registrant”), referred to herein that constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current or former employees (excluding officers and directors) of the Registrant (the “Selling Stockholders”) for their own accounts. Certain of the Selling Stockholders may be eligible to sell their Shares prior to the expiration of the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, initially filed with the Securities and Exchange Commission on September 26, 2025 and as amended from time to time thereafter (File No. 333-290534). Subject to such lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

Ethos Technologies Inc.

30,947 Shares of Class A Common Stock

This prospectus relates to 30,947 shares of Class A common stock, par value $0.0001 per share (the “Shares”), of Ethos Technologies Inc., a Delaware corporation, which Shares may be offered from time to time by certain stockholders that are our current or former employees (excluding officers and directors) (the “Selling Stockholders”), for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to the Ethos Technologies Inc. 2016 Equity Incentive Plan (as amended and/or restated, the “2016 Plan”) or other “employee benefit plans” as such term is defined in Rule 405 under the Securities Act.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Certain of the Selling Stockholders may be eligible to sell their Shares prior to the expiration of the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, filed with the Securities and Exchange Commission on September 26, 2025 and as amended from time to time thereafter (File No. 333-290534). Subject to such lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock has been approved for listing on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “LIFE.” The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1, as amended, which was declared effective on January 28, 2026, was $19.00 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our Class A common stock involves a high degree of risk. Before buying any shares of our Class A common stock, you should carefully read the discussion of the risks of investing in our Class A common stock in the section titled “Risk Factors” included or incorporated by reference into this prospectus on page 4.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2026

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any accompanying prospectus supplement we have prepared. Neither we nor any of the Selling Stockholders takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.

The Ethos design logos, “Ethos,” and our other registered or common law trademarks, trade names, or service marks appearing in this prospectus are the property of Ethos Technologies Inc. or its affiliates. Other trademarks, trade names, and service marks used in this prospectus are the property of their respective owners.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” and “Ethos” refer to Ethos Technologies Inc. and its consolidated subsidiaries.

i

THE COMPANY

Overview

Our Mission

Our mission is to protect families by democratizing access to life insurance and empowering agents at scale.

To achieve this mission, we built Ethos, a three-sided technology platform that transforms the buying, selling, and risk management experience of life insurance for consumers, agents, and carriers alike.

The Problem with the Legacy Life Insurance Process

Life insurance is a pillar of financial security. It provides individuals and their families peace of mind and financial protection against unforeseen events.

While technology has transformed almost every important personal and financial experience, from education to buying a home, banking, or investing, the experience of purchasing, selling, and administering life insurance has not meaningfully improved in several decades:

•	Consumers: Consumers today face slow, complex, and opaque application processes that often discourage them from obtaining the coverage they need.

•

Agents: Agents are required to navigate complex underwriting guidelines and rely on legacy, disparate technology applications that distract from insurance sales, create long sales cycles, and make case management labor-intensive.

•	Carriers: Carriers rely on analog underwriting processes and siloed data, which limits the speed and scale at which they can distribute policies.

As a result, there is a significant need for a new approach to life insurance in the United States. In 2024, 42% of American adults recognized they needed life insurance coverage but did not purchase it due to multiple reasons, notably the complexity of the products, perceived cost, and other financial priorities, according to the Life Insurance Marketing and Research Association a leading research organization for insurance and financial services companies.

Value Proposition to Consumers, Agents, and Carriers

Through our three-sided technology platform, we serve a growing ecosystem of consumers, agents, and carriers, each of which benefits from the scale, ease-of-use, and efficiency of our platform. This creates strong network effects that drive our continued growth.

Since inception, we have activated over 480,000 policies, and as of September 30, 2025, we had over 10,000 active selling agents and several active carriers on our platform.

•

Consumers: We remove the friction from buying life insurance with a 100% digital application and underwriting process that includes transparent pricing, a few health questions driven by our proprietary underwriting engine instead of lengthy and invasive medical exams, and decisions in minutes for almost all consumers.

•

Agents: Our platform is designed to enable agents to sell more policies and get paid quickly across a broad portfolio of products. We provide agents with an all-in-one agent operating system, or Agent OS, that streamlines quoting, application submission, and policy management. This reduces case management work and streamlines payments infrastructure, all of which substantially increase an agent’s time available to prospect and sell.

•

Carriers: We help life insurance carriers expand their consumer and agent reach in a manner designed to optimize risk selection and profitability, as carriers assume the insurance risk of the underlying policies. We do not assume balance sheet risk for the policies on our platform.

Risk Factors Summary

Investing in our Class A common stock involves numerous risks, including the risks described in the section titled “Risk Factors” and in the final prospectus relating to our Registration Statement on Form S-1 (File No. 333-290534), to be filed with the SEC on or about January 29, 2026, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information, contained or incorporated by reference in this prospectus. You should carefully consider these risks before making an investment. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations, and prospects.

We have a history of losses, and while we have recently achieved profitability, we may not sustain it in the future.

•

We have a limited history operating our business at its current scale, scope, and complexity, which makes it difficult to plan for future operations and growth initiatives and predict future results. In particular, factors impacting, and our ability to accurately forecast, our persistency estimates have negatively impacted and may in the future negatively impact our ability to accurately predict future revenue and cash flows and may in future periods result in unexpected differences between actual results compared to our forecasts.

•	Our business could be harmed if we fail to manage our growth effectively.

•

Revenue we earn on the sale of insurance products is based on premiums set by carriers, and any meaningful change in these premiums, or decrease in commission rates that we negotiate with our carriers based on such premiums, or actions by carriers seeking repayment of commissions, could adversely impact our revenue.

•

Our business may be harmed if we lose relationships with carriers, fail to maintain good relationships with carriers, become even more dependent upon a limited number of carriers or fail to develop new carrier relationships.

•	We rely on a limited number of agency counterparties, and if we are unsuccessful in maintaining relationships with these and new agencies, our results of operations be harmed.

•	Our success depends on individual agent adoption and engagement, and if agents do not engage with or adopt our platform, our results of operation will be harmed.

•

Our business depends in part on third-party data, technology, and infrastructure providers, and failure to maintain these relationships or changes in their services could adversely affect our operations, revenue, and growth.

•

Cyber attacks, data breaches, security incidents, systems failures, and resulting, interruptions in the availability of our websites, mobile applications, platform, or services could adversely affect our business, financial condition, and results of operations.

•	Our brand awareness and marketing efforts to help grow our business may not be effective.

•	Damage to our reputation could have a material adverse effect on our business.

•

Failure to obtain, maintain, protect, defend or enforce our intellectual property rights, the infringement, misappropriation, or other violation of our intellectual property by third parties, or allegations that we have infringed, misappropriated or otherwise violated the intellectual property rights of others, could harm our reputation, ability to compete effectively, financial condition and business.

•	Our business is subject to risks related to disputes, legal proceedings, and governmental inquiries and investigations.

•

We and the third parties with whom we work are subject to stringent and evolving U.S. laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our actual or perceived failure (or that of the third parties with whom we work) to comply with such obligations could lead, and in certain cases has led, to regulatory investigations or actions, litigation (including class action claims) and mass arbitration demands, fines and penalties, disruptions of our business operations, reputational harm, loss of revenue or profits, loss of consumers or sales, and other adverse business consequences.

•

We have identified a material weakness in our internal control over financial reporting. If we are unable to demonstrate the effectiveness of our remediation measures, or if we identify additional material weaknesses in the future, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be adversely affected.

•	Competition in our industry is intense, and our inability to compete effectively may adversely affect our business, financial condition, and results of operations.

•	Our stock price may be volatile, and the value of our Class A common stock may decline.

If we are unable to adequately address these and other risks we face, our business may be harmed.

Corporate Information

We were initially incorporated under the laws of the State of Delaware in July 2016 under the name Ethos Insurance Corporation. We changed our name to Ethos Technologies Inc. in August 2016. Our principal executive offices are located at 90 New Montgomery Street, Suite 1500, San Francisco, CA 94105. Our telephone number is (415) 915-0665. Our website address is www.ethos.com. Information contained on, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

RISK FACTORS

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-290534), initially filed with the SEC on September 26, 2025, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements contained or incorporated by reference in this prospectus other than statements of historical facts, including statements regarding our future financial condition or results of operations and financial condition, our business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include statements concerning the following:

Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our expectations regarding the premiums set by carriers and commission rates negotiated with carriers;

•	the growth rate of the markets in which we compete;

•	our business plan and our ability to effectively manage our growth and associated investments;

•	anticipated trends, growth rates, and challenges in our business, our industry, and in the markets in which we operate;

•	our ability to continue to grow across our current markets and expand into new markets;

•	our ability to sustain or improve our profitability;

•	future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;

•	effectiveness of our brand awareness and marketing efforts;

•	our beliefs and objectives for future operations and growth initiatives and ability to predict future results;

•	our ability to increase the number of activated policies on our platform;

•	our ability to maintain our relationships with agency counterparties and to develop relationships with new agencies and increase agent engagement on our platform;

•	our ability to maintain and expand our relationships with carriers, and to diversify the carriers with whom we work;

•	our ability and expectations to continue to innovate and enhance our platform and product offerings, and to keep pace with technological developments;

•	our reliance on key personnel and our ability to identify, recruit, and retain skilled personnel;

•	our ability to obtain, maintain, protect, and enforce our intellectual property rights and any costs associated therewith;

•	our ability to successfully defend disputes, legal proceedings and governmental inquiries brought against us;

•	our ability to operate our business during fluctuations or an overall decline in economic activity, or any adverse trends in the life insurance industry;

•	our ability to compete effectively with existing competitors and new market entrants;

•	our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business;

•	potential volatility in our stock price and a possible decline in the value of our Class A common stock; and

•	other factors beyond our control.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or incorporated by reference herein.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus or incorporated by reference herein. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of September 30, 2025, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column titled “Number of Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 30,947 shares of Class A common stock to be acquired by certain of our current or former employees (excluding officers and directors) upon the settlement of restricted stock units issued under our 2016 Plan. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding (i) shares of our Class A common stock subject to stock options held by that person that are currently exercisable or exercisable or issuable upon settlement of restricted stock units within 60 days of September 30, 2025, and (ii) the Shares offered hereby that are issuable upon settlement of restricted stock units vesting within 90 days of the effective date of our Registration Statement on Form S-1, as amended (File No. 333-290534). We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we have deemed sold and no longer held by that person shares of Class A common stock to be sold by that person as a selling stockholder in connection with the completion of our initial public offering.

We have based percentage ownership of our Class A common stock prior to this offering on (i) 5,127,696 shares of Class A common stock to be issued upon the completion of our initial public offering (ii) 25,604,242 shares of Class A common stock outstanding as of September 30, 2025, and (iii) assuming the adjustments in connection with our initial public offering set forth in the section titled “Principal and Selling Stockholders” in our Registration Statement on Form S-1, as amended (File No. 333-290534).

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Ethos Technologies Inc., 90 New Montgomery Street, Suite 1500, San Francisco, CA 94105.

Selling Stockholder	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered	Shares Beneficially Owned Following this Offering(1)
	Shares	%(2)		Shares	%(2)
Named Selling Stockholders(3)	1,289,632	4.2%	23,835	1,265,797	4.1%
Other Selling Stockholders(4)	38,289	*	7,112	31,177	*

*	Represents beneficial ownership of less than 1%.
(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of any class of Class A common stock before the completion of this offering. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder.

(2)	For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock held by the holders.
(3)

Includes the following 110 named non-affiliate persons, each of whom holds at least 1,000 Shares: Prassath Santhamani Leelakrishnan, Christopher Fioritto, Shari Balcazar, Charles York, Porter Nolan, Soumya Santhanakrishnan, Hemant Raju, Anthony DeMarco, Swati Challa, Heruka Kumararatne, Ankur Mishra, Doris Lee, Stelian Epure, Ashwath Muralidharan, Vincent Bilms, Harneet Kalra, Dale Beard, Brendan Paradis, Chris Lee, Juan Vasconez Laurich, Emily Schram, Gaurang Khetan, James Hunvanich, Michael Mata, Nichole Myers, Vishal Sood, James Hummer, Gopi Saran Ramesh, Kelly La Fleur, Raviraj Mayilitta, Cole Hudson, Megan Seman, Jorge Angarita Mora, Jon Ruelle, Junru Yang, Jheeran Rezvani, Anthony Perry, Agsaran San, Kevin Hadinata, Jonathan Morgan, Bruce Fuller, Lillian Brown, John Clarke, Seong Kim, Zenghuan Shan, Ashwin Pattan Raveendran, Allyson Savage, Taylor Rosales, Laura Heeger, Luke Turcotte, Andre Kristanto, Haitao Zhao, Lokesh Yadav, April Schrage, Michael Laundrie, Lacey Fowler, Simran Ahluwalia, Zachary Moore, Zeyao Liu, Tyler Michael, Jordan Weaver, Karen Foney, Sagar Balwani, Lemuel Besabe, Qing Yin, Rebecca Fink, Michael Mould, Amin ZadKazemi Derakhshi, Joshua Forisha, Indrajit Sarkar, Amit Roushan, Nikkolas Sanchez, Tamir Karssli, Kymberly Montero, Christian Otto, Sushrut Rathi, Liliana Karaus, Ram Pasupathi, Prashant Tiwari, Nicholas Stanzione, D’An Ervin, Stephanie Kohn, Pankaj Soni, Michael Fulkerson, Brian Furey, Abhishek Singh, Christina Owen, Sumit Rathore, Candice Tan, Dustin Hedges, Madison Hill, Geoffrey Marcy, Leah Petelinsek, Venkatadatta Sai Veliventi Naga, Taylor Goree, Harsh Sarda, Joshua Watson, Barry Hudnall, Steven Dietschy, Anuvrat Singh, Rehan Sattar, Laura Lopez, Julia Angelotti, Lisa Kerby, Eric Montgomery, Lokesh Hebbar, Abhishek NLN, Soumya Mishra, Shravan Kumar Sundar, and Adrian Montero.

(4)	Includes 142 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares. Each of these persons beneficially owns less than 1% of our Class A common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares being offered by this prospectus will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Ethos Technologies Inc. at December 31, 2023 and 2024, and for each of the two years in the period ended December 31, 2024, incorporated in this Prospectus by reference to Amendment No. 2 to the Registration Statement on Form S-1 filed with the SEC on January 20, 2026 (No. 333-290534) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 20, 2026 (File No. 333-290534), which contains the Registrant’s audited financial statements as of and for the years ended December 31, 2023 and 2024;

•

The Registrant’s Prospectus to be filed with the SEC on or about January 29, 2026 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-290534); and

•

The description of the Registrant’s Class A common stock which is contained in a Registration Statement on Form 8-A filed with the SEC on January 21, 2026 (File No. 001-43065) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at investors.ethos.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Ethos Technologies Inc., 90 New Montgomery Street, Suite 1500, San Francisco, CA 94105, (415) 915-0665.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-12

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a)

Amendment No.  2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 20, 2026 (File No. 333-290534), which contains the Registrant’s audited financial statements as of and for the years ended December 31, 2023 and 2024.

(b)

The Registrant’s Prospectus to be filed with the SEC on or about January 29, 2026 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-290534).

(c)

The description of the Registrant’s Class A common stock, which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 21, 2026 (File No. 001-43065) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(d)

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation that will be in effect immediately prior to the closing of the Registrant’s initial public offering permits indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws that will be in effect immediately prior to the closing of the Registrant’s initial public offering provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with each of its directors and executive officers, whereby the Registrant has agreed to indemnify its directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee, or agent of the Registrant, provided that such director or executive officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the Registrant’s best interest.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. At present, there is no pending litigation or proceeding involving a director or officer of ours regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares that constitute “restricted securities” under Rule 144 promulgated under the Securities Act being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

EXHIBITS

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1	333-290534	3.1	September 29, 2025

4.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the Registrant’s initial public offering.	S-1/A	333-290534	3.2	January 20, 2026

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-290534	3.3	September 26, 2025

4.4	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the Registrant’s initial public offering.	S-1/A	333-290534	3.4	January 20, 2026

4.5	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-290534	4.1	January 20, 2026

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X

99.1	Ethos Technologies Inc. 2016 Equity Incentive Plan, as amended, and related form agreements.	S-1	333-290534	10.1	September 26, 2025

107	Filing Fee Table.					X

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 29, 2026.

ETHOS TECHNOLOGIES INC.

By:	/s/ Peter Colis
Peter Colis
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Colis, Christopher Capozzi, and Porter Nolan, and each of them, as his or her true and lawful attorneys-in-fact, proxies, and agents, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies, and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies, and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Colis	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	January 29, 2026
Peter Colis

/s/ Lingke Wang	President and Director	January 29, 2026
Lingke Wang

/s/ Christopher Capozzi	Chief Financial Officer (Principal Financial Officer)	January 29, 2026
Christopher Capozzi

/s/ Brandt Kucharski	Chief Accounting Officer (Principal Accounting Officer)	January 29, 2026
Brandt Kucharski

/s/ Roelof Botha	Director	January 29, 2026
Roelof Botha

/s/ Priscilla Hung	Director	January 29, 2026
Priscilla Hung

/s/ John Kunze	Director	January 29, 2026
John Kunze

/s/ Mark Mullin	Director	January 29, 2026
Mark Mullin

/s/ Nathan J. Niparko	Director	January 29, 2026
Nathan J. Niparko

/s/ Khozema Shipchandler	Director	January 29, 2026
Khozema Shipchandler

/s/ William J. Wheeler	Director	January 29, 2026
William J. Wheeler